UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CurrencySharesSMJapanese Yen Trust
Sponsored by Rydex Specialized Products LLC, d/b/a Rydex Investments
(Exact name of Registrant as specified in its charter)

New York	37-6416176
(State of incorporation or organization)	(IRS Employer Identification No.)
9601 Blackwell Road
Suite 500
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Common Stock, no par value	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: Registration No. 333-138881

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        The description of the common stock, no par value, of the CurrencySharesSM Japanese Yen Trust sponsored by Rydex Specialized Products LLC d/b/a Rydex Investments (the “Registrant”) to be registered hereunder is contained under the caption “Description of the Shares” in the Prospectus constituting a part of the Registration Statement on Form S-1 Amendment No. 2, filed by the Registrant with the Securities and Exchange Commission on February 6, 2007 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Document Description

1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138881).

2	Limited Liability Company Agreement of Rydex Specialized Products LLC, incorporated by reference to Exhibit 3.2 in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138881).

3	Form of Depositary Trust Agreement, incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, Amendment No. 1 (Registration No. 333-138881).

4	Form of Participant Agreement, incorporated by reference to Exhibit 4.2 in the Registrant’s Registration Statement on Form S-1, Amendment No. 1 (Registration No. 333-138881).

5	Form of Deposit Account Agreement, incorporated by reference to Exhibit 10.2 in the Registrant’s Registration Statement on Form S-1, Amendment No. 2 (Registration No. 333-138881).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2007	RYDEX SPECIALIZED PRODUCTS LLC,
SPONSOR OF THE CURRENCYSHARESSM
JAPANESE YEN TRUST
By: /s/ Carl G. Verboncoeur
Name: Carl G. Verboncoeur
Title: Chief Executive Officer

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